Exhibit 10.8

EXECUTION VERSION

AMENDMENT NUMBER NINE

to the

AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

Dated as of March 3, 2017,

by and between

PENNYMAC LOAN SERVICES, LLC

and

CITIBANK, N.A.

This AMENDMENT NUMBER NINE (this “Amendment Number Nine”) is made this 6th day of August, 2019, by and between PENNYMAC LOAN SERVICES, LLC, as seller and servicer (“Seller”), and CITIBANK, N.A. (“Buyer”), to the Amended and Restated Master Repurchase Agreement, dated as of March 3, 2017, by and between Seller and Buyer, as such agreement may be amended from time to time (the “Agreement”).  Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and Buyer have agreed to amend the Agreement as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer that the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.     Amendment. Effective as of August 6, 2019 (the “Amendment Effective Date”), the Agreement is hereby amended as follows:

(a)  Section 2 of the Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and replacing it with the following:

“Termination Date” shall mean August 4, 2020, or such earlier date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(b)  Schedule 13(a)(iii) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following (bold and stricken language added to evidence changes):

(iii)       As soon as available and in any event within ninety (90) days after the end of each fiscal year of each of Seller, Guarantor and PennyMac Financial Services, Inc. (“PFSI”) ~~Party~~, the consolidated balance sheets of ~~such~~ Seller, Guarantor and PFSI ~~Party~~ and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for ~~such~~ Seller and PFSI ~~Party~~, accompanied with respect to Seller and PFSI only, by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of ~~such~~ Seller and PFSI ~~Party~~ and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP;

SECTION 2.     Effectiveness.  This Amendment Number Nine shall become effective as of the date that Buyer shall have received:

(a) counterparts hereof duly executed by each of the parties hereto; and

(b) counterparts of that certain Amendment Number Two to the Second Amended and Restated Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

SECTION 3.     Fees and Expenses.  Seller agrees to pay to Buyer all reasonable out of pocket costs and expenses incurred by Buyer in connection with this Amendment Number Nine (including all reasonable fees and out of pocket costs and expenses of the Buyer’s legal counsel) in accordance with Sections 23 and 25 of the Agreement.

SECTION 4.     Representations.  Seller hereby represents to Buyer that as of the date hereof, the Seller Parties are in full compliance with all of the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5.      Binding Effect; Governing Law.  This Amendment Number Nine shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  THIS AMENDMENT NUMBER NINE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6.     Counterparts.  This Amendment Number Nine may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.      Limited Effect.  Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms.  Reference to this Amendment Number Nine need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment Number Nine to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

PENNYMAC LOAN SERVICES, LLC,
(Seller and Servicer)

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

CITIBANK, N.A.
(Buyer and Agent, as applicable)

By:	/s/ Susan Mills
Name:	Susan Mills
Title:	Vice President
Citibank, NA

Acknowledged:

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

Amendment Number Nine to Amended and Restated Master Repurchase Agreement PLS-Agency